EXHIBIT 10.21

                          FIRST MODIFICATION AGREEMENT

         This MODIFICATION AGREEMENT ("Modification") is entered into this 30 day of September, 2002 by and among Federated Premium Finance, Inc. as seller (the "Seller"), and FPF, Inc. ("FPF").

WITNESSETH;

         WHEREAS, pursuant to that certain Sale and Assignment Agreement dated as of September 30, 2001 by and among FPF and the Seller (the "Agreement"), FPF agrees to purchase, and Seller agrees to sell Eligible Premium; and

         WHEREAS, all capitalized terms used herein and not otherwise defined in the Agreement shall have the meaning set forth herein; and

         WHEREAS, Seller and FPF desire to modify and amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained in the Agreement, the parties hereto intending to be legally bound, hereby agree as follows:

         1. Advance Rate. The term "Advance Rate" as defined in Schedule A of the Agreement is hereby amended in its entirety to read as follows:

                           "Advance Rate" means 95.0% reduced by the Reserve Percentage.

         2. Maximum Purchase Commitment. The term "Maximum Purchase Commitment" as defined in Schedule A of the Agreement is hereby amended in its entirety to read as follows:

                           "Maximum Purchase Commitment" means $4,000,000.

         3. Commitment Fee. The term "Commitment Fee" as defined in Schedule A of the Agreement is hereby amended in its entirety to read as follows:

                           "Commitment Fee" means a commitment fee payable to FPF in an amount equal to the product of (a) the Unused Portion and (b) (i) if such Unused Portion is equal to or less than 10% of the Maximum Purchase Commitment, 0.50% per annum and (ii) if such Unused Portion is greater than 10% of the Maximum Purchase Commitment, 0.75% per annum.

         4. Interest Rate. The term "Interest Rate" as defined in Schedule A of the Agreement is hereby amended in its entirety to read as follows:

Modification Agreement
2002 Version

                           "Interest Rate" means a floating rate of interest equal to the Prime Rate plus a spread ("Spread") determined as follows:

                                                                       Plus 0.50% when any
                  Low Rated                       Resulting Spread     member of 21st
                  Insurance Company Ratio         Over Prime           Century is rated <"B"
                  -----------------------         ----------------     ---------------------
                  15.0% or less                   1.25%                1.75%
                  Above 15.0% and Below 25.0%     1.50%                2.00%
                  Above 25.0% and Below 50.0%     1.75%                2.25%
                  Above 50.0% and Below 65.0%     2.00%                2.50%
                  Above 65.0%                     2.75%                3.25%

                           The Low Rated Insurance Company Ratio shall be calculated by FPF not later than three (3) business days prior to the end of each calendar month, and the applicable ratio shall apply for the next month immediately following the date of calculation. The Low Rated Insurance Company Ratio and resulting spread over Prime shall be communicated to Seller by notice via mail, overnight delivery, facsimile, or other electronic means.

         5. Insurance Company Concentration Limits. The concentration limits described in Schedule B Section 2a of the Agreement is hereby amended in its entirety to read as follows:

                           So long as Federated National Insurance Company
                           (FNIC) is approved as an exception by FPF, then FNIC shall be allowed a net amount of Eligible Portfolio Balance (using a Company Advance Rate of 75%) of up to 60% of the Eligible Balance of the Portfolio. If the financial condition of FNIC as determined by FPF in its sole and absolute discretion suffers a material adverse change from its position as of the date of this Modification, then at such time of determination (as designated in writing by FPF) the applicable maximum concentration of 60% of the Eligible Balance of the Portfolio will be decreased by 10% per month for the following 6 months until a 0% level is achieved.

                           So long as American Vehicle Insurance Company (AVIC) is rated "B+" by A.M. Best, then AVIC shall be allowed a net amount of Eligible Portfolio Balance (using a Company Advance Rate of 85%) of up to 60% of the Eligible Balance of the Portfolio.

                           If the A.M. Best rating of AVIC falls below "B+", so long as AVIC is approved as an exception by FPF, then AVIC shall be allowed a net amount of Eligible Portfolio Balance (using a Company Advance Rate of 75%) of up to 60% of the Eligible Balance of the Portfolio. If the financial condition of AVIC as determined by FPF in its sole and absolute

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
                           discretion suffers a material adverse change from its position as of the date of this Modification, then at such time of determination (as designated in writing by FPF) the applicable maximum concentration of 60% of the Eligible Balance of the Portfolio will be decreased by 10% per month for the following 6 months until a 0% level is achieved.

         6. Insurance Companies Not Eligible. The description of ineligible insurance companies in Schedule B Section 2b of the Agreement is hereby amended in its entirety to read as follows:

                           Any company with (i) a "C" rating (without regard to any "+" or "-"), (ii) any company declared insolvent or in default by any regulatory basis, or (iii) any company which fails to pay return premium due on a valid cancellation within 150 days of a cancel date, shall be deemed an ineligible. The following listing of insurance companies shall also be deemed ineligible:

                           American Colonial Insurance Company Inc.
                           American Skyhawk Insurance Company
                           Amstar Insurance Company
                           Ocean Harbor Casualty Insurance Company
                           Seminole Casualty Insurance Company
                           Southern Group Indemnity, Inc.
                           United Automobile Insurance Company
                           Universal Property & Casualty Insurance Company

         7. Additional Covenants of Seller. The additional covenants of Seller as described in Section 12 of the Agreement is hereby amended to include the following:

                           So long as either Federated or American Vehicle is rated "B" or lower (including any "NR" rating) by A.M. Best, then Seller will provide state filing information, loss ratio results, investment portfolio detail and other information as requested by Flatiron for Federated National Insurance Company and American Vehicle Insurance Company by May 31st for the first quarter; August 31st for the second quarter; November 30th for the third quarter; and March 15th for the fiscal year end and will participate in conference calls (as needed) to discuss the results.

         8. Agreement Ratification. All terms, conditions and covenants of the Agreement, not otherwise modified herein, are hereby ratified and confirmed and this Modification, when executed by the parties hereto, shall become a part of the Agreement and shall have the same force and effect as if the terms and conditions hereof were originally incorporated in the Agreement prior to the execution thereof.

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

         IN WITNESS WHEREOF, this Modification Agreement is executed by the undersigned parties as of the day and year first set forth above.

                                  SELLER:

                                  By /s/ Stephen C. Young
                                     --------------------
                                  Name:  Stephen C. Young
                                  Title: President


                                  FPF, Inc.

                                  By /s/ Bruce I. Lundy
                                     ------------------
                                  Name:  Bruce I. Lundy
                                  Title: President

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